Exhibit 99.1

Aztar Indiana Gaming Company, LLC
d/b/a Tropicana Evansville

Condensed Financial Statements as of March 31, 2021 and December 31,
2020 and for the three months ended March 31, 2021 and 2020
(Unaudited)

AZTAR INDIANA GAMING COMPANY, LLC

INDEX TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

AZTAR INDIANA GAMING COMPANY, LLC

CONDENSED BALANCE SHEETS

(UNAUDITED)

(In thousands)	March 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$8,068	$7,449
Accounts receivable, net	1,585	1,699
Inventories	477	474
Prepayments and other current assets	989	1,882
Total current assets	11,119	11,504
Property and equipment, net	297,882	299,903
Goodwill	9,311	9,311
Gaming rights and other intangibles, net	135,667	136,750
Deferred charges and other assets	32,894	33,238
Total assets	$486,873	$490,706

Liabilities and Net Parent Investment
Current liabilities
Accounts payable	$884	$970
Accrued expenses and other current liabilities	9,591	9,094
Total current liabilities	10,475	10,064
Deferred credits and other liabilities	15,321	15,367
Total liabilities	25,796	25,431
Commitments and contingencies (Note 5)
Net parent investment	461,077	465,275
Total liabilities and net parent investment	$486,873	$490,706

See accompanying Notes to Condensed Financial Statements.

AZTAR INDIANA GAMING COMPANY, LLC

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
(In thousands)	2021	2020
Revenues
Casino	$27,327	$28,136
Food and beverage	1,505	2,413
Hotel	1,509	1,667
Other	649	792
Net revenues	30,990	33,008
Operating expenses
Direct
Casino	10,442	11,897
Food and beverage	1,168	2,134
Hotel	554	698
Other	40	118
General and administrative	5,268	6,051
Depreciation and amortization	3,130	3,470
Other operating costs	—	9
Total operating expenses	20,602	24,377
Income from operations	10,388	8,631
Interest income (expense), net	2	(7,727)
Net income	$10,390	$904

See accompanying Notes to Condensed Financial Statements.

AZTAR INDIANA GAMING COMPANY, LLC

CONDENSED STATEMENTS OF NET PARENT INVESTMENT

(UNAUDITED)

(In thousands)
Balance as of January 1, 2020	$178,140
Net income	904
Distributions to parent, net	(13,786)
Balance as of March 31, 2020	$165,258

Balance as of January 1, 2021	$465,275
Net income	10,390
Distributions to parent, net	(14,588)
Balance as of March 31, 2021	$461,077

See accompanying Notes to Condensed Financial Statements.

AZTAR INDIANA GAMING COMPANY, LLC

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended March 31,
(In thousands)	2021	2020
Cash flows from operating activities
Cash flows provided by operating activities	$15,244	$2,567
Cash flows from investing activities
Purchase of property and equipment	(37)	(736)
Cash flows used in investing activities	(37)	(736)
Cash flows from financing activities
Distributions to parent, net	(14,588)	(13,786)
Cash flows used in financing activities	(14,588)	(13,786)
Net increase (decrease) in cash and cash equivalents	619	(11,955)
Cash and cash equivalents, beginning of period	7,449	11,992
Cash and cash equivalents, end of period	$8,068	$37

Supplemental Cash Flow Information
Cash paid for interest	$—	$6,937
Non-cash investing and financing activities:
Payables for capital expenditures	97	1,000

See accompanying Notes to Condensed Financial Statements.

AZTAR INDIANA GAMING COMPANY, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

In these notes, the words “Company,” “we,” “our,” and “us” refer to Aztar Indiana Gaming Company, LLC.

Note 1 — Organization and Basis of Presentation

Organization

The Company is a wholly owned subsidiary of Caesars Entertainment, Inc. (“Parent” or “CEI”). Tropicana Evansville (“Evansville”) in Evansville, Indiana, operates under a license issued by the Indiana Gaming Commission (“IGC”), and is subject to the rules and regulations established by the IGC.

Evansville is a large casino hotel and entertainment complex and a popular attraction in Evansville, the third largest city in the state of Indiana. The property serves customers in the tri-state region of southern Indiana, southeastern Illinois and western Kentucky, as well as the Nashville area in Tennessee, and is the only full-service casino within an 85-mile radius. In addition to a casino, the land-based complex contains dining venues, a race and sportsbook, convention space adjacent to the casino, and a Riverfront Event Center located across the street overlooking the Ohio River.

On October 27, 2020, our Parent entered into an agreement to sell the real estate and equity interests of the Company to Gaming and Leisure Properties, Inc. (“GLPI”) and Bally’s Corporation for $480 million, subject to customary working capital adjustments. The transaction closed on June 3, 2021.

Basis of Presentation

Our condensed financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), which require the use of estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Significant estimates incorporated into the Company’s condensed financial statements include useful lives for depreciable and amortizable assets, cash flows in assessing goodwill and indefinite-lived intangible assets for impairment and the recoverability of long-lived assets, self-insurance reserves, player loyalty program liabilities, contingencies and litigation, and claims and assessments. Management believes the accounting estimates are appropriate and reasonably determined. Actual amounts could differ from those estimates.

Our condensed financial statements include the accounts of the Company and its subsidiaries after elimination of all intercompany accounts and transactions.

The accompanying condensed financial statements have been prepared from separate records maintained by our Parent and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Company had been operated as an entity unaffiliated with the Parent. Portions of certain expenses represent allocations from the Parent. See Note 6, “Related Parties.”

Effect of the COVID-19 Public Health Emergency

A novel strain of coronavirus (“COVID-19”) was declared a public health emergency by the United States Department of Health and Human Services on January 31, 2020. On March 13, 2020, the President of the United States issued a proclamation declaring a national emergency concerning COVID-19. As a result of the COVID-19 public health emergency, Parent began to receive directives from various governmental bodies for the closure of certain properties, and consistent with such directives, on March 17, 2020, Parent announced the temporary shutdown of properties in North America. COVID-19 is present in nearly all regions around the world and has resulted in travel restrictions and business slowdowns or shutdowns in affected areas. Evansville reopened to the public June 15, 2020, however, there can be no assurance as to the time required for our operations to recover to levels prior to these closures, or whether future closures related to COVID-19 could occur.

Note 2 — Summary of Significant Accounting Policies

Additional significant accounting policy disclosures are provided within the applicable notes to the condensed financial statements.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents include cash maintained for operations.

AZTAR INDIANA GAMING COMPANY, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

Accounts Receivable and Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of casino accounts receivable. The Company issues markers to approved casino customers following background checks and assessments of creditworthiness. Trade receivables, including casino receivables, are typically non-interest bearing and initially recorded at cost. Accounts are written off when management deems the account to be uncollectible. Recoveries of accounts previously written off are recorded when received. An estimated allowance for doubtful accounts is maintained to reduce the Company’s receivables to their carrying amount, which approximates fair value. The allowance is estimated based on specific review of customer accounts, historical collection experience and reasonable forecasts which consider current economic and business conditions. As of March 31, 2021 and December 31, 2020, the Company has estimated an allowance for doubtful accounts of $40 thousand and $32 thousand, respectively.

Inventories

Inventories, consisting of food, beverage and gift shop items, are stated at the lower of average cost, using a first-in, first-out basis, or net realizable value.

Self-Insurance Reserves

The Parent is self-insured for various levels of general liability and workers’ compensation coverage, which is provided to us. Insurance claims and reserves include accruals of estimated settlements for known claims, as well as accruals of estimates for claims incurred but not yet reported. The Parent utilizes independent consultants to assist management in its determination of estimated insurance liabilities. While the total cost of claims incurred depends on future developments, in managements’ opinion, recorded reserves are adequate to cover future claims payments. Self-insurance reserves are included in accrued other liabilities on the balance sheet.

Outstanding Chip Liability

The Company recognizes the impact on gaming revenues on an annual basis to reflect an estimate of the change in the value of outstanding chips that are not expected to be redeemed. This estimate is determined by the difference between the total value of chips placed in service less the value of chips in the inventory of chips under our control. The outstanding chip liability is included in accrued other current liabilities on the balance sheet.

Customer Relationships

The Company offers programs whereby participating customers can accumulate points for wagering that can be redeemed for free play on slot machines, food and beverage, merchandise and, in limited situations, cash. The incentives earned by customers under these programs are based on previous revenue transactions and represent separate performance obligations. Points earned, less estimated breakage, are recorded as a reduction of casino revenues at the standalone selling price of the points when earned based upon the retail value of the benefits, historical redemption rates and estimated breakage and recognized as departmental revenue based on where such points are redeemed upon fulfillment of the performance obligation. The loyalty program liability represents a deferral of revenue until redemption occurs, which is typically less than one year.

Complimentaries

The Company offers discretionary coupons and other discretionary complimentaries to customers outside of the loyalty program. The retail value of complimentary food, beverage, and other services provided to customers is recognized as a reduction to the revenues for the department which issued the complimentary and a credit to the revenue for the department redeemed. Complimentaries provided by third parties at the discretion and under the control of the Company are recorded as an expense when incurred.

The Company’s revenues included complimentaries and loyalty point redemptions totaling $1.7 million for both the three months ended March 31, 2021 and 2020, respectively.

Casino Revenue

The Company recognizes as casino revenue the net win from gaming activities, which is the difference between gaming wins and losses, not the total amount wagered. Progressive jackpots are accrued and charged to revenue at the time the obligation to pay the jackpot is established. Gaming revenues are recognized net of certain cash and free play incentives.

AZTAR INDIANA GAMING COMPANY, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

Non-gaming Revenue

Hotel, food and beverage and other operating revenues are recognized as services are performed and is the net amount collected from the customer for such goods and services. Hotel, food and beverage services have been determined to be separate, stand-alone performance obligations and are recorded as revenue as the good or service is transferred to the customer over the customer’s stay at the hotel or when the delivery is made for the food and beverage. Advance deposits for future hotel occupancy, convention space or food and beverage services contracts are recorded as deferred income until the revenue recognition criteria has been met. The Company also provides goods and services that may include multiple performance obligations, such as for packages, for which revenues are allocated on a pro rata basis based on each service's stand-alone selling price.

Advertising Expenses

Advertising costs are expensed in the period the advertising initially takes place and are included in general and administrative expense or casino expense, within operating expenses on the statement of operations. Advertising costs totaled $238 thousand and $792 thousand for the three months ended March 31, 2021 and 2020, respectively.

Income Taxes

The Company is a disregarded entity (single member LLC) of our Parent and does not file separate tax returns and is included in the U.S. and state income tax returns of the consolidated group. Our Parent is ultimately responsible for the taxes payable of the combined group. Tax expense and related payables are not included in the condensed financial statements of the Company.

Note 3 — Property and Equipment

Property and equipment, net is as follows:

(In thousands)	As of March 31, 2021	As of December 31, 2020
Land	$152,706	$152,706
Buildings and improvements	148,813	148,690
Furniture, fixtures, and equipment	18,932	18,899
Construction in progress	122	252
Total property and equipment	320,573	320,547
Less: accumulated depreciation	(22,691)	(20,644)
Total property and equipment, net	$297,882	$299,903

Depreciation Expense	Three Months Ended March 31,
(In thousands)	2021	2020
Depreciation expense	$2,047	$2,387

AZTAR INDIANA GAMING COMPANY, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

Note 4 — Goodwill and Intangible Assets, Net

Goodwill and other intangible assets are as follows:

(In thousands)	As of March 31, 2021	As of December 31, 2020	Estimated Useful Life
Goodwill	$9,311	$9,311	Indefinite

Gaming rights	121,000	121,000	Indefinite
Trademarks	12,500	12,500	Indefinite
Customer relationships	13,000	13,000	3 years
Subtotal	146,500	146,500
Accumulated amortization	(10,833)	(9,750)
Total gaming rights and other intangibles, net	$135,667	$136,750

Amortization expense with respect to intangible assets for the three months ended March 31, 2021 and 2020, totaled $1.1 million for each period, which is included in depreciation and amortization in the statement of operations.

Gaming rights represent intangible assets acquired from the purchase of a gaming entity located in a gaming jurisdiction where competition is limited, such as when only a limited number of gaming operators are allowed to operate in the jurisdiction. These gaming license rights are not subject to amortization as the Company has determined that they have indefinite useful lives.

Estimated remaining amortization is as follows:

(In thousands)	Remaining 2021
Estimated annual amortization expense	$2,167

Note 5 — Commitments and Contingencies

The Company is a party to various legal and administrative proceedings, which have arisen in the normal course of its business. Estimated losses are accrued for these proceedings when the loss is probable and can be estimated. The current liability for the estimated losses associated with these proceedings is not material to the Company’s financial condition and those estimated losses are not expected to have a material impact on its results of operations. In addition, the Company maintains what it believes is adequate insurance coverage to further mitigate the risks of such proceedings. However, such proceedings can be costly, time consuming and unpredictable and, therefore, no assurance can be given that the final outcome of such proceedings may not materially impact the Company’s financial condition or results of operations. Further, no assurance can be given that the amount of scope of existing insurance coverage will be sufficient to cover losses arising from such matter. The Company is party to other ordinary and routine litigation incidental to our business. We do not expect the outcome of any such litigation to have a material effect on our financial position, results of operations, or cash flows, as we do not believe it is reasonably possible that we will incur material losses as a result of such litigation.

Note 6 — Related Parties

Net parent investment—Net parent investments arise primarily from cash transfers between the Company and our Parent related to casino operations provided by the Parent on our behalf offset by capital and financing activities.

Management fees and allocated general corporate expenses—The Company had an agreement with the Parent to provide certain management, administrative and corporate services to the Company in exchange for a fee. The Company incurred $1.0 million of management fees for shared services during the three months ended March 31, 2020, which was included in general and administrative expenses in the statement of operations. The agreement was discontinued as of December 31, 2020.

The Company is provided certain administrative and other services, including consulting, legal, marketing, information technology, accounting, and insurance by its Parent, or affiliates, which are reflected in general and administrative expense in the accompanying statement of operations. The Company recorded allocated general corporate expenses and directly billed expenses totaling $36 thousand for the three months ended March 31, 2021.

AZTAR INDIANA GAMING COMPANY, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

CEI maintains a centralized treasury function whereby cash is deposited into our operating accounts, or swept from our operating accounts, while maintaining a targeted amount of cash needed for our day to day operations. Receivables from affiliates is the result of excess cash from operations being swept into the centralized company bank accounts. As a result of the sale of CEI’s equity interests, we do not expect to receive payment for excess cash sweeps and have recorded net distributions to Parent of $14.6 million and $13.8 million for the three months ended March 31, 2021 and 2020, respectively.

Note 7 — Retirement Plans

The Parent maintains a defined contribution plan under section 401(k) of the Internal Revenue Code for all employees with certain eligibility requirement as outlined in the plan document. The plan allows employees to defer a portion of their income on a pretax basis. The Company matches contributions equal to 50% of the first 6%. Matching contribution expenses for the three months ended March 31, 2021 and 2020 totaled $57 thousand and $81 thousand, respectively.

Note 8 — Subsequent Events

In preparing these condensed financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through July 30, 2021, the date the Company’s condensed financial statements were available to be issued. Other than those described in Note 1, we noted no items requiring disclosure.